Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NetEase, Inc. of our report dated April 26, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in NetEase, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

October 15, 2019